UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2018

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400 Woodland Hills, California		91367
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 18, 2018, the United States Bankruptcy Court for the District of Delaware (the “Court”) issued an order (the “Order”) approving the sale of certain rights to the assets of The Bon-Ton Stores, Inc. and its affiliates (the “Debtors”) and granted certain other relief to GA Retail, Inc. (“GA”), an indirect wholly owned subsidiary of B. Riley Financial, Inc. (the “Company”), Tiger Capital Group, LLC (“Tiger”), and the indenture trustee (the “Indenture Trustee”; together with GA and Tiger, the “Joint Venture”) under the Second Lien Indenture (as defined in the Order). Among other things, the Order approved the Joint Venture’s right to act as Debtors’ exclusive agent to conduct the sale of substantially all of the Debtors’ assets on the terms and conditions set forth in that certain agency agreement dated April 18, 2018 by and among the Debtors and the Joint Venture (the “Agency Agreement”).

Pursuant to the Agency Agreement, the Joint Venture agreed to (a) pay a cash purchase price of approximately $560 million (the “Cash Purchase Price”), which includes all amounts due and owing by the Debtors to the lenders under that certain debtor in possession financing facility, the cash amounts used to collateralize certain letters of credit and an amount to fund the payment of certain fees and expenses incurred by the Debtors’ professionals, (b) a credit bid of $125 million, and (c) $93.8 million to pay for certain administrative expenses of the Debtors as reflected in an agreed upon wind down budget (the “Wind Down Amount”). In exchange for such payments and the payment of certain expenses, the Joint Venture received the right to receive all proceeds (cash or otherwise) of any of the Debtors’ Assets except as otherwise set forth in the Agency Agreement (the “Proceeds”).  The sale of inventory and certain of the assets will be conducted through a going-out-of-business sale which commenced on April 19, 2018 and will end no later than August 31, 2018.

To fund GA’s portion of the Cash Purchase Price, GA borrowed (i) $300 million from Wells Fargo Bank, N.A. (“Wells Fargo”) pursuant to an amended and restated consent dated April 19, 2018 to that certain Credit Agreement among GA, its affiliates and Wells Fargo, as amended, and (ii) approximately $51 million from GACP, II, L.P., a fund managed by Great American Capital Partners, LLC, an affiliate of GA and a wholly owned subsidiary of the Company. Each of these loans are to be repaid from the Proceeds after the payment of certain expenses incurred by the Joint Venture in connection with the Sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 24, 2018	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
Name: Phillip J. Ahn Title: Chief Financial Officer and Chief Operating Officer